PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-92161
                                                                       333-95805


                          [HOLDRS PHARMACEUTICAL logo]



                        1,000,000,000 Depositary Receipts
                        Pharmaceutical HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Pharmaceutical HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Pharmaceutical HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                             Share       Trading
                  Name of Company               Ticker      Amounts      Market
     --------------------------------------     ------      -------      ------
     Abbott Laboratories                         ABT          14          NYSE
     Allergan, Inc.                              AGN           1          NYSE
     Andrx Corporation-Andrx Group               ADRX          2         NASDAQ
     Advanced Medical Optics, Inc.               AVO       0.222222       NYSE
     Biovail Corporation                         BVF           4          NYSE
     Bristol-Myers Squibb Company                BMY          18          NYSE
     Eli Lilly & Company                         LLY          10          NYSE
     Forest Laboratories, Inc.                   FRX           4          NYSE
     Hospira, Inc.                               HSP          1.4         NYSE
     Johnson & Johnson                           JNJ          26          NYSE
     King Pharmaceuticals, Inc.                   KG         4.25         NYSE
     Medco Health Solutions                      MHS        2.6532        NYSE
     Merck & Co., Inc.                           MRK          22          NYSE
     Mylan Laboratories, Inc.                    MYL         2.25         NYSE
     Pfizer Inc.                                 PFE          58          NYSE
     Schering-Plough Corporation                 SGP          14          NYSE
     Valeant Pharmaceuticals                     VRX           1          NYSE
     Watson Pharmaceuticals, Inc.                WPI           1          NYSE
     Wyeth                                       WYE          12          NYSE
     Zimmer Holdings, Inc.                       ZMH          1.8         NYSE

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2006.